Intellinetics, Inc. Reports Third Quarter

and Nine-Month Results

Shows Consistent Software as a Service Growth

COLUMBUS, OH – (November 9, 2017) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the third quarter and nine months ended September 30, 2017.

2017 Q3 Financial Highlights

●	Total Revenue essentially flat, decreasing less than 1% from the third quarter of 2016.
●	Software as a Service Revenue increased 31% from Q3 2016.
●	Net Loss increase of $39,923 from Q3 2016.

○	2017 Q3 includes $83,853 of non-cash interest charges.

●	Adjusted EBITDA Loss of $116,036, an improvement of 42% from Q3 2016.

2017 Q3 Results

Revenues for the three months ended September 30, 2017 were $674,240, as compared with $679,445 for the same period in 2016, representing a decrease of $5,205, or 1%. Sales of Software as a Service (SaaS) growth was 31%, representing steady new customer growth. Overall, gross margins were 73% and 76% for the three months ended September 30, 2017 and 2016, respectively.

Net loss was $(286,690) and $(246,767) for the three months ended September 30, 2017 and 2016, or $(0.02) and $(0.01) per share, respectively, representing an increase of $39,923, or 16%. Total increase in net loss was attributable to the increase in interest expense for the three months ended September 30, 2017. Adjusted EBITDA loss for the quarter was $(116,036), compared with a loss of $(199,008) for the same period last year, representing a 42% improvement.

2017 Nine-Month Results

Revenues for the nine months ended September 30, 2017 were $2,121,987 as compared with $1,919,585 for the same period in 2016. Intellinetics reported a net loss of $(1,034,681) and $(1,184,497) for the nine months ended September 30, 2017 and 2016, respectively, representing a decrease (improvement) of $149,816. Net loss per share for the nine months ended September 30, 2017 and 2016 was ($0.06) and ($0.07), respectively.

James F. DeSocio, President & CEO of Intellinetics, stated, “I am excited to be part of this company. I came aboard because I expect to be able to successfully drive sales growth. We plan to build on our strong customer base and partner networks and at the same time invest in direct go to market capabilities. We have refocused our strategy around a core group of customers in the Human Services Provider space where we have a unique and differentiated product value proposition, including auditing, compliance and reporting. We have reallocated resources in all areas of the company to support the new strategy, including Professional Services, Development, and Sales while at the same time investing in ‘go to market’ tools to assist us in demand and lead generation, which will allow us to better control our own destiny.”

“We are disappointed that the Company just fell short of extending its streak of six consecutive quarters of top-line growth. However, we are encouraged by the continued growth in our SaaS revenues. As we continue to focus on increasing our SaaS-based revenues we recognize that short term revenue recognition on subscription services is generally lower than upfront premise license sales. We believe this investment and focus will bear greater revenue consistency in the future, higher growth and will deliver long-term value to shareholders,” DeSocio concluded.

Third Quarter Highlights

●	Hired lead generation expert to assist in creating and driving new outbound mailing campaigns.
●	Built new content, white papers, case studies, fact sheets.
●	Generated first two outbound email campaign series to our primary target industries.
●	Educated partner channel with new strategy, and supported “through partner” marketing efforts.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for the vast SMB market segment and business teams within large enterprises who are stuck with paper in business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based content services software company. Its flagship IntelliCloudTM platform is ideal for embedded work teams in businesses of any size stuck in document-centric processes that are not optimized. IntelliCloud offers a painless way to merge those documents into digital workflows, increasing service levels, compliance and customer satisfaction while decreasing costs and risk. Intellinetics collaborated with Intel® to create its IntelliCloud Channel Program that enables resellers to easily embed IntelliCloud into the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, reseller, or other relationship; Intellinetics’ future revenues and growth in Q4 2017 and beyond; market penetration; execution of Intellinetics’ business plan; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended September 30,
	2017	2016
Net loss - GAAP	$(286,690)	$(246,767)
Interest expense, net	$141,483	$22,084
Depreciation and amortization	$3,230	$2,437
Share-based compensation	$24,877	$23,238
Note issue warrant expense	$1,064	-
Adjusted EBITDA	$(116,036)	$(199,008)

Continued

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Sale of software	$134,732	$96,869	$375,007	$289,437
Software as a service	180,517	137,343	461,734	363,842
Software maintenance services	241,358	256,441	732,160	748,354
Professional services	81,751	153,895	436,977	337,680
Third Party services	35,882	34,897	116,109	180,272

Total revenues	674,240	679,445	2,121,987	1,919,585

Cost of revenues:
Sale of software	32,714	16,432	71,515	54,001
Software as a service	78,915	66,180	228,154	176,416
Software maintenance services	30,432	25,019	87,463	109,564
Professional services	36,688	32,476	183,133	94,443
Third Party services	5,209	26,103	33,707	108,918

Total cost of revenues	183,958	166,210	603,972	543,342

Gross profit	490,282	513,235	1,518,015	1,376,243

Operating expenses:
General and administrative	490,943	396,638	1,571,184	1,525,294
Sales and marketing	141,315	338,843	560,735	842,421
Depreciation	3,231	2,437	9,016	8,160

Total operating expenses	635,489	737,918	2,140,935	2,375,875

Loss from operations	(145,207)	(224,683)	(622,920)	(999,632)

Other income (expense)
Interest expense, net	(141,483)	(22,084)	(411,761)	(184,865)

Total other income (expense)	(141,483)	(22,084)	(411,761)	(184,865)

Net loss	$(286,690)	$(246,767)	$(1,034,681)	$(1,184,497)

Basic and diluted net loss per share:	$(0.02)	$(0.01)	$(0.06)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	17,376,012	16,810,582	17,369,012	16,622,864

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash	$183,703	$689,946
Accounts receivable, net	457,070	259,497
Prepaid expenses and other current assets	164,959	150,620

Total current assets	805,732	1,100,063

Property and equipment, net	23,969	18,783
Other assets	10,284	10,285

Total assets	$839,985	$1,129,131

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$830,472	$767,197
Deferred revenues	562,057	665,460
Deferred compensation	215,012	215,012
Notes payable - current	518,265	360,496
Notes payable - related party - current	157,322	38,307
Total current liabilities	2,238,128	2,046,472

Long-term liabilities:
Notes payable - net of current portion	554,251	585,782
Notes payable - related party - net of current portion	329,408	299,447
Deferred interest expense	154,832	158,062
Other long-term liabilities - related parties	25,931	1,125

Total long-term liabilities	1,064,422	1,044,416

Total liabilities	3,347,550	3,090,888

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,376,012 and 16,815,850 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	30,380	26,816
Additional paid-in capital	13,451,486	12,966,177
Accumulated deficit	(15,989,431)	(14,954,750)
Total stockholders’ deficit	(2,507,565)	(1,961,757)
Total liabilities and stockholders’ deficit	$839,985	$1,129,131

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2017	2016

Cash flows from operating activities:
Net loss	$(1,034,681)	$(1,184,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,016	8,160
Bad debt expense	6,646	758
Amortization of deferred financing costs	59,761	2,124
Amortization of beneficial conversion option	188,385	-
Stock issued for services	57,500	62,500
Stock options compensation	91,063	113,589
Note conversion warrant expense	-	137,970
Note offer warrant expense	54,015	-
Changes in operating assets and liabilities:
Accounts receivable	(204,219)	(112,814)
Prepaid expenses and other current assets	(14,338)	(125,544)
Accounts payable and accrued expenses	63,275	(116,262)
Other long-term liabilities - related parties	24,806	(12,852)
Deferred interest expense	(3,230)	23,226
Deferred revenues	(103,403)	(46,007)
Total adjustments	229,277	(65,152)
Net cash used in operating activities	(805,404)	(1,249,649)

Cash flows from investing activities:
Purchases of property and equipment	(14,202)	(6,867)
Net cash used in investing activities	(14,202)	(6,867)

Cash flows from financing activities:
Sale of Common Stock	-	559,285
Exercise of stock options	-	3,500
Payment of deferred financing costs	(103,328)	-
Proceeds from notes payable	560,000	-
Proceeds from notes payable - related parties	150,000	-
Repayment of notes payable	(268,195)	(180,000)
Repayment of notes payable - related parties	(25,114)	(83,834)
Net cash provided by financing activities	313,363	298,951

Net increase (decrease) in cash	(506,243)	(957,565)
Cash - beginning of period	689,946	1,117,118
Cash - end of period	$183,703	$159,553

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$89,071	$35,808

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$35,038
Discount on notes payable for beneficial conversion feature	248,523	-
Discount on notes payable - related parties for warrants	38,836	-
Notes payable conversion warrant expense	-	113,762
Notes payable conversion underwriting warrant expense	-	24,207
Notes payable converted to equity	-	135,000